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                                                                    EXHIBIT 10.7

                    TRANSCORE 1999 EMPLOYEE RETENTION PLAN B

      This TransCore 1999 Employee Retention Plan B (the "PLAN") is adopted as of the Effective Date, as defined below, with reference to the following facts:

                                    RECITALS

      A. Science Applications International Corporation, a Delaware corporation ("SAIC"), has agreed to sell Syntonic Technology, Inc., a Delaware corporation doing business as "TransCore" ("SYNTONIC"), JHK & Associates, Inc. and certain other assets and operations currently owned by SAIC (collectively, "TRANSCORE"), to TransCore Holdings, Inc., a Delaware corporation ("BUYER"), pursuant to a Stock Purchase Agreement dated September 2, 1999, among SAIC, Syntonic and Buyer ("STOCK PURCHASE AGREEMENT").

      B. Prior to the sale of TransCore, certain employees and consultants of TransCore (collectively, the "EMPLOYEES") were granted awards of vesting shares of SAIC's class A common stock ("SAIC STOCK"), vesting options to purchase SAIC Stock, "Share Unit" interests in SAIC Stock, or some combination of the foregoing, among other things, under certain benefit plans established and maintained by SAIC.

      C. As a result of the sale of TransCore to Buyer and TransCore's termination of affiliation with SAIC, Employees with unvested benefits under the benefit plans adopted by SAIC will not vest in such unvested benefits under such benefit plans after the closing date of the sale.

      D. To motivate and reward future efforts of TransCore Employees, TransCore desires to provide for the payment of certain benefits to Employees who will not acquire vested rights in certain benefit plans established and maintained by SAIC, all on the terms and conditions set forth in this Plan.

                                      PLAN

      1.    Definitions.

            (a) Covered SAIC Plans. "COVERED SAIC PLANS" shall mean:

                  (i) SAIC 1984 Bonus Compensation Plan, as amended and restated on April 2, 1991 and July 9, 1999;

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                  (ii) SAIC Stock Compensation Plans, consisting of the Stock
Compensation Plan and the Management Stock Compensation Plan;

                  (iii) SAIC 1992 Stock Option Plan;

                  (iv) SAIC 1995 Stock Option Plan; and

                  (v) SAIC 1998 Stock Option Plan.

            (b) Effective Date. The "EFFECTIVE DATE" of this Plan shall mean the date immediately following the date SAIC transfers legal and beneficial title to the stock of TransCore to Buyer in accordance with the Stock Purchase Agreement.

            (c) Eligible Participants. The "ELIGIBLE PARTICIPANTS" shall mean those Employees of TransCore or its affiliates or subsidiaries as of the Effective Date who have been granted, but not yet vested in, benefits under any of the Covered SAIC Plans. Notwithstanding the foregoing, Eligible Participants shall exclude any individual participating in the TransCore 1999 Employee Retention Plan A.

            (d) Fixed Benefit. The "FIXED BENEFIT" shall mean the cash benefit described in Section 2(a).

            (e) Payment Date. The "PAYMENT DATE" shall mean the date which is five years after the Effective Date.

            (f) Phantom Share Value. The "PHANTOM SHARE VALUE" shall mean the fair market value of a share of common stock of TransCore, determined by the Board of Directors of TransCore in its discretion.

            (g) Phantom Stock Option. A "PHANTOM STOCK OPTION" shall mean a right to receive from TransCore, in exchange for a designated exercise price, a cash payment based on the Phantom Share Value.

            (h) Plan Benefits. "PLAN BENEFITS" shall mean the benefits payable to Eligible Participants arising under Section 2 hereof, which shall consist of Fixed Benefits and Phantom Stock Options.

            (i) Fundamental Change in Ownership. A "FUNDAMENTAL CHANGE IN OWNERSHIP" shall mean (A) any sale or transfer of more than 50% of the assets of Buyer and its subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board of Directors of Buyer) in any transaction or series of transactions (other than sales in the ordinary course of business), and (B) any merger or consolidation to which Buyer is a party, except for a merger in which

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Buyer is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of Buyer's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of Buyer's Board of Directors immediately prior to the merger shall continue to own Buyer's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of Buyer's Board of Directors.

            (j) Public Offering. A "PUBLIC OFFERING" shall mean any bona fide, firm commitment underwritten offering by Buyer of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force which results in net proceeds in excess of $20,000,000 and results in a market capitalization of Buyer of not less than $50,000,000.

            (k) Organic Change. An "ORGANIC CHANGE" shall mean any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of Buyer's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

            (l) Liquidation Event. A "LIQUIDATION EVENT" shall mean any liquidation, dissolution or winding up of Buyer (whether voluntary or involuntary).

            (m) Person. A "PERSON" shall mean an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            (n) Common Stock and Preferred Stock. "COMMON STOCK" shall mean the Class A Common Stock, par value of $0.001 per share and the Class B Common Stock, par value of $0.001 per share of Buyer and "PREFERRED STOCK" shall mean the Class A Redeemable Preferred Stock, having a par value of as set forth in the certificate of designation filed to establish such series of Buyer the Class B-1 Convertible Preferred Stock, having a par value of as set forth in the certificate of designation filed to establish such series.

      2. Calculation of Plan Benefits. The Plan Administrator (which shall be TransCore or a committee, individual or corporate designee appointed by TransCore) shall determine the Plan Benefits payable to each Eligible Participant. Except as provided in Section 13, the Plan Administrator's determination of such Plan Benefits shall be final and conclusive.

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            (a) Fixed Benefits. The amount of Fixed Benefits payable to an
Eligible Participants shall be calculated as the sum of the assumed values determined under Sections 2(a)(i), (ii) and (iii) below ("ASSUMED VALUE"), plus eight percent (8%) interest compounded annually on the unpaid balance until the Payment Date:

                  (i) Stock Options. The value of each unvested option to purchase SAIC Stock granted to such Eligible Participant under any Covered SAIC Plan, calculated as the sum of: (1) the excess of (i) the formula price per share of SAIC Stock in effect on the Effective Date over (ii) the exercise price with respect to such unvested option and (2) the present value, as of the Effective Date, of the potential future appreciation of such unvested option determined by assuming that, from the Effective Date until the expiration date of such option, the price per share of SAIC Stock will appreciate six percent (6%) per annum and, for purposes of such present value calculation, utilizing a discount rate of six percent (6%).

                  (ii) Bonus Compensation Plan Stock. The value of all unvested shares of SAIC Stock granted to such Eligible Participant under the SAIC 1984 Bonus Compensation Plan (as amended), calculated as (i) the number of unvested shares held by such Eligible Participant multiplied by (ii) the formula price per share of SAIC Stock in effect on the Effective Date.

                  (iii) Stock Compensation Plans. The value of such Eligible Participant's unvested balances in the SAIC Management Stock Compensation Plan or the SAIC Stock Compensation Plan (as applicable), calculated as (i) the number of Share Units (as that term is defined in such SAIC Stock Compensation
Plan) attributable to such Eligible Participant multiplied by (ii) the formula price per share of SAIC Stock in effect on the Effective Date.

            (b) Phantom Stock Options.

                  (i) Phantom Stock Options shall permit an Eligible Participant to receive, on or after the Payment Date, in exchange for payment of the Exercise Price, a payment in cash equal to the Phantom Share Value for each Phantom Stock Option granted hereunder.

                  (ii) The number of Phantom Stock Options granted to an Eligible Participant shall be equal to 1 for each $100 of Assumed Value as determined in 2(a) above. The exercise price of each Phantom Stock Option shall be $0.10 ("EXERCISE PRICE"). Both the Exercise Price and number of Phantom Stock Options awarded to an Eligible Participant shall be appropriately adjusted in the discretion of the Board of Directors of TransCore, in the event of certain changes in capitalization of TransCore including a change in the number of shares of common stock resulting from a stock split, stock dividend, combination of shares or other change, or any exchange for other

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securities or any reclassification, reorganization, redesignation or otherwise.
Any such adjustment made by the Board of Directors shall be final and conclusive.

                  (iii) All Phantom Stock Options shall fully vest and may be exercised in connection with a Fundamental Change in Ownership, Public Offering, Organic Change or Liquidation Event.

                  (iv) Effective upon the closing of a Public Offering of TransCore shares, TransCore shall substitute options to purchase actual TransCore shares for all outstanding but unexercised Phantom Stock Options. Such substitution shall not impair an Eligible Participant's right to exercise any or all of the outstanding but unexercised Phantom Stock Options granted to the Eligible Participant hereunder, which shall be 100% vested pursuant to Section 2(b)(iii) above, prior to the closing of the Public Offering.

      3. Vesting of Plan Benefits. Vesting in Plan Benefits shall be as follows:

            (a) Fixed Benefits. Fixed Benefits shall become 100% vested on the first anniversary of the Effective Date or, if earlier, upon the death or permanent disability of the Eligible Participant or as may be set forth in an Eligible Participant's written employment agreement.

            (b) Phantom Stock Options. Phantom Stock Options shall vest 20% on each of the first, second and third anniversaries of the Effective Date, and forty percent (40%) on the fourth anniversary of the Effective Date. Notwithstanding the foregoing to the contrary, Phantom Stock Options shall become 100% vested upon the death or permanent disability of the Eligible Participant or vest in such other manner as may be set forth in an Eligible Participant's written employment agreement (which agreement shall control to the extent inconsistent with the vesting provisions herein).

            (c) Continuous Employment. Plan Benefits (whether Fixed Benefits or Phantom Stock Options) shall be paid only to Eligible Participants who are continuously employed by TransCore or its affiliates or subsidiaries at all times after the Effective Date through and including the relevant anniversary as specified in Sections 3(a) and (b) above. Any Plan Benefits which have not vested shall be forfeited if an Eligible Participant's continuous employment terminates. For purposes of determining whether Plan Benefits are vested, death, permanent disability, or approved military, family or medical leave by an Eligible Participant shall be deemed part of continuous employment solely for purposes of the immediately preceding sentence. Except as may be set forth in an Eligible Participant's written employment agreement, any other termination of employment, whether voluntary or otherwise, shall result in forfeiture of any unvested Plan Benefits.

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      4. Time of Payment of Plan Benefits. Fixed Benefits payable hereunder shall be paid within 45 days after the fifth anniversary of the Effective Date. Phantom Stock Options shall be payable in accordance with their terms.

      5. Form of Payment. All payments of Plan Benefits shall be made in cash, subject to applicable deductions, tax and other withholdings and other adjustments.

      6. Payment to Guardian. If at any time an Eligible Participant is the subject of a conservatorship or other fiduciary responsible for the management and control of such person's financial affairs, amounts payable to such person shall be paid to such conservator or fiduciary until such person is no longer the subject of such conservatorship or fiduciary.

      7. Payment Upon Death.

            (a) Beneficiary Designations. Upon forms provided by TransCore, each Eligible Participant shall designate in writing the beneficiary or beneficiaries whom such Eligible Participant desires to receive the Plan Benefits payable under the Plan, if any, in the event of the death of an Eligible Participant. An Eligible Participant may change his or her designated beneficiary or beneficiaries from time to time without the consent of such beneficiary or beneficiaries by filing a new designation in writing with TransCore on forms prescribed for that purpose, provided, however, that if a married Eligible Participant desires to designate an individual other than his or her spouse as beneficiary, such designation shall not be effective unless consented to in writing by such Eligible Participant's spouse. Notwithstanding the foregoing, spousal consent shall not be necessary if it is established to the satisfaction of TransCore that there is no spouse of the Eligible Participant or that the required consent cannot be obtained because the spouse cannot be located or is legally incompetent. TransCore may rely upon the designation of beneficiary or beneficiaries last filed by the Eligible Participant in accordance with this Plan.

            (b) Default Beneficiaries. If the designated beneficiary does not survive the Eligible Participant, or if there is not valid beneficiary designation, amounts payable under the Plan shall be paid to the Eligible Participant's spouse, or if there is not a surviving spouse, then to the duly appointed and currently acting personal representative of the Eligible Participant's estate. If there is no personal representative of the Participant's estate duly appointed, then payments under the Plan shall be made to the person or persons who can verify by affidavit or court order to the satisfaction of TransCore that they are legally entitled to receive the benefits specified hereunder pursuant to the laws of intestate succession or other statutory provision in effect at the Eligible Participant's death in the state in which the Eligible Participant resides.

      8. No Enlargement of Employment Rights.

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            (a) Voluntary Plan. This Plan is a strictly voluntary undertaking on the part of TransCore and shall not be deemed to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

            (b) No Continued Employment Right. Nothing in this Plan shall confer upon any Employee any right to continue in the employment or affiliation with TransCore nor constitute any promise or commitment by TransCore regarding future positions, work assignments, compensation or any other term or condition of employment or affiliation.

            (c) No Other Rights. No person shall have any rights under this Plan except as specifically provided herein and, with respect to vesting, as may be set forth in an employment agreement. No Eligible Participant shall have any rights under this Plan to receive any benefit or other rights, except a payment in cash on the terms set forth herein.

      9. No Tax Advice. TransCore makes no representation regarding taxation to any Eligible Participant of any payments provided under this Plan.

      10. Delivery of Payments. All payment under this Plan shall be delivered in person or mailed to the last address of the Eligible Participant (or in the case of the death or conservatorship of the Eligible Participant, to the address of the person entitled thereto as shown on the records of TransCore). Each Eligible Participant shall be responsible for furnishing TransCore with his or her current address and the correct current name and address of any Beneficiary or Beneficiaries.

      11. Plan Amendments. The Plan Benefits provided hereunder may not be withdrawn, revoked or modified in any manner which alters the eligibility provisions hereof in any manner detrimental to a TransCore employee, reduces Plan Benefits or delays the time for payment of Plan Benefits hereunder without the affected Eligible Participant's prior written consent.

      12. Governing Law. This Plan and all questions arising thereunder shall be interpreted in accordance with the laws of the State of Delaware, without regard to the doctrine of conflicts of law.

      13. Records. The records of (i) TransCore and SAIC with respect to eligibility to participate in this Plan and (ii) of SAIC with regard to the calculation of the Plan Benefits payable hereunder shall be binding and conclusive on all Eligible Participants, beneficiaries and all other persons whomsoever.

      14. Severability. If any particular provision of this Plan shall be found to be illegal or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be interpreted in all respects as if such invalid provision were omitted.

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                                      * * *

      The Plan was duly adopted and approved by the Board of Directors of the Company as of the 3rd day of September, 1999, to be effective as of September 4, 1999.

                                    /s/ Claudia F. Wiegand
                                    --------------------------------------------
                                    Secretary

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